OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Stratus Properties Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Notice of Annual Meeting of Stockholders
May 9, 2006

March 31, 2006

Date:	Tuesday, May 9, 2006

Time:	9:30 a.m., Central Time

Place:	Barton Creek Resort 8212 Barton Club Drive Austin, Texas 78735

Purpose:	• To elect two directors,

• To ratify the appointment of our independent auditors,

• To vote on a new stock incentive plan,

• To vote on a stockholder proposal, if presented at the meeting, and

• To transact such other business as may properly come before the meeting.

Record Date:	Close of business on March 15, 2006.
      Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

By Order of the Board of Directors.

Kenneth N. Jones
General Counsel & Secretary

Notice of Annual Meeting of Stockholders
Information about Attending the Annual Meeting
Who Can Vote
Voting Rights
Quorum
How Your Proxy Will Be Voted
Proxy Solicitation
Stockholder Proposals
Corporate Governance
Director Compensation
Election of Directors
Stock Ownership of Directors and Executive Officers
Stock Ownership of Certain Beneficial Owners
Executive Officer Compensation
Corporate Personnel Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Audit Committee Report
Independent Auditors
Selection and Ratification of the Independent Auditors
Performance Graph
Section 16(a) Beneficial Ownership Reporting Compliance
Proposal to Adopt the 2006 Stock Incentive Plan
Stockholder Proposal
Board of Directors’ Statement in Opposition to Stockholder Proposal
Annex A
Annex B

Information about Attending the Annual Meeting
If you plan to attend the meeting, please bring the following:
      1. Proper identification.
      2. Acceptable Proof of Ownership if your shares are held in “Street Name.”
Street Name means your shares are held of record by brokers, banks or other institutions.
Acceptable Proof of Ownership is a letter from your broker stating that you owned Stratus Properties Inc. stock on the record date or an account statement showing that you owned Stratus Properties Inc. stock on the record date.
Only stockholders of record on the record date may attend or vote at the annual meeting.

Stratus Properties Inc.
98 San Jacinto Boulevard, Suite 220
Austin, Texas 78701
      The 2005 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 31, 2006.
      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Stratus Properties Inc. for use at our Annual Meeting of Stockholders to be held on May 9, 2006, and at any adjournments (the meeting).
Who Can Vote
      Each share of our common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were 7,238,886 shares of our common stock outstanding.
Voting Rights
      Inspectors of election will count votes cast at the meeting. Directors are elected by plurality vote. All other matters are decided by majority vote present at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws.
      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.”
      Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to those other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.
Quorum
      A quorum at the meeting is a majority of our common stock entitled to vote present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.
How Your Proxy Will Be Voted
      Our board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.
      Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted:

•	in favor of the proposed director nominees,

•	for the ratification of the appointment of the independent auditors,

•	in favor of the proposed 2006 Stock Incentive Plan, and

•	against the stockholder proposal, if presented at the meeting.
      We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the meeting, and they intend to vote on any such other matter in accordance with their best judgment.
      Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.
Proxy Solicitation
      We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson’s services will be $6,500 plus its reasonable out-of-pocket expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, personal interview or other means.
Stockholder Proposals
      If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to: Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701 by December 1, 2006.
      If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by January 12, 2007, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our corporate secretary. Failure to comply with our by-law procedures and deadlines may preclude the presentation of your proposal at the next meeting.
Corporate Governance
Ethics and Business Conduct Policy
      Our ethics and business conduct policy is available at http://www.stratusproperties.com/policy.htm. We intend to post on that website amendments to or waivers from our ethics and business conduct policy, if any, made with respect to any of our directors and executive officers.
Board Structure and Committee Composition
      Our board consists of four members, and has primary responsibility for directing the management of our business and affairs. Our board held four regular meetings during 2005. Non-employee directors meet in executive session at the end of each board meeting. The chair of executive session meetings rotates among the chairpersons of the two standing committees (discussed below), except as the non-employee directors may otherwise determine for a specific meeting.
      To provide for effective direction and management of our business, our board has established an audit committee and a corporate personnel committee. The charter of our audit committee is attached as Annex A. Our board does not have a nominating committee. The entire four-person board, three members of which are independent as discussed below, acts as our nominating committee. During 2005, each of our directors attended at least 75% of the aggregate number of board and applicable committee meetings.

Directors are also invited to attend annual meetings of our stockholders. Messrs. Armstrong, Leslie and Madden attended the last annual meeting of stockholders.

Audit		Meetings
Committee Members	Functions of the Committee	in 2005

Michael D. Madden, Chairman Bruce G. Garrison James C. Leslie	• please refer to the Audit Committee Report	4

Corporate Personnel		Meetings
Committee Members	Functions of the Committee	in 2005

James C. Leslie, Chairman Michael D. Madden	• please refer to the Corporate Personnel Committee Report on Executive Compensation	2
Board and Committee Independence and Audit Committee Financial Experts
      On the basis of information solicited from each director, the board has determined that each of Messrs. Garrison, Leslie and Madden has no material relationship with the company and is independent within the meaning of the National Association of Securities Dealers Automated Quotations System (Nasdaq) director independence standards, as currently in effect. In making this determination, the board, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the board and the company’s legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. The board determined that three directors are independent.
      Further, the board has determined that each of the members of the audit committee has no material relationship with the company and is independent within the meaning of the Nasdaq independence standards applicable to audit committee members. In addition, the board has determined that each of the members of the audit committee qualifies as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission (SEC).
Consideration of Director Nominees
      In evaluating nominees for membership on the board, the board takes into account many factors, including personal and professional integrity, general understanding of our industry, corporate finance and other matters relevant to the successful management of a publicly-traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of the board and with senior management. The board evaluates each individual in the context of the board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas. A majority of the independent directors then serving on the board must approve any nominee to be recommended by the board to the stockholders.
      The board regularly assesses whether it is the appropriate size, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the independent directors consider various potential candidates for director, who may come to their attention through professional search firms, stockholders or other persons. Each candidate brought to the attention of the board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth above.
      As stated above, the board will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the board by submitting the names and supporting information to: Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin,

Texas 78701. Supporting information should include (a) the name and address of each of the candidate and proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified above, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve.
      In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than January 12, 2007. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2007 annual meeting or 10 days following the public announcement of the date of the 2007 annual meeting. Any stockholder submitting a nomination under our by-laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to: Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701.
Communications with the Board
      Individuals may communicate directly with our board (or any individual director) by writing to the director or the chairman of the board of Stratus Properties Inc., c/o 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701. The company or the chairman will forward the stockholder’s communication to the appropriate director.
Director Compensation

Cash Compensation
      This table reflects the cash compensation information for each of our non-employee directors. Mr. Armstrong’s compensation is reflected in the Summary Compensation Table in the section titled “Executive Officer Compensation.”

			Meeting
		Committee	Attendance
Name of Director	Annual Fees	Fees(1)	Fees(2)

Bruce G. Garrison	$10,000	$1,000	$4,000
James C. Leslie	10,000	3,000	5,000
Michael D. Madden	10,000	3,000	5,000

(1)	Each non-employee director receives $1,000 for each committee on which he serves and $1,000 for each committee of which he is the chairperson.

(2)	Each non-employee director receives $500 for attendance at each board and committee meeting and is also reimbursed for reasonable out-of-pocket expenses incurred in attending our board and committee meetings.
      Following a review of the competitiveness of our compensation practices for our board of directors, our corporate personnel committee recommended, and our board approved modifications to our director compensation program based on the recommendations of a compensation consulting firm. Accordingly, effective April 1, 2006, each non-employee director will receive $1,000 for attendance at each board committee meeting and $500 for participation in each board committee meeting by telephone conference as well as an annual fee consisting of (a) $12,500 for serving on the board, (b) $1,000 for serving on each committee, (c) $4,000 for serving as chairperson of the audit committee, and (d) $2,000 for serving as chairperson of any other committee. Each director will receive a fee of $1,000 for attendance at each board meeting and $500 for participation in each board meeting by telephone conference and will also be reimbursed for reasonable out-of-pocket expenses incurred in attending each board and committee meeting.
Equity-Based Compensation
      Non-employee directors also receive equity compensation under the 1996 Stock Option Plan for Non-Employee Directors. Pursuant to the plan, on September 1st of each year, each non-employee director receives a grant of options to acquire 2,500 shares of our common stock. The options are granted at fair market value on the grant date, vest ratably over the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. Accordingly, on September 1, 2005, each non-employee director was granted an option to purchase 2,500 shares of our common stock at a grant price of $18.215.
Election of Directors
       Our board of directors has fixed the number of directors at four. The table below shows the members of the different classes of our board and the expiration of their terms.

Class	Expiration of Term	Class Member

Class I	2008 Annual Meeting of Stockholders	Michael D. Madden
Class II	2006 Annual Meeting of Stockholders	Bruce G. Garrison James C. Leslie
Class III	2007 Annual Meeting of Stockholders	William H. Armstrong III
      Our board has nominated each of the Class II directors named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the election of the Class II directors, unless otherwise directed. If, contrary to our present expectations, either nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.
Information About Nominees and Other Directors
      This table provides certain information as of March 15, 2006, with respect to the director nominees and each other director whose term will continue after the meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

			Year First
		Principal Occupations, Other Directorships	Elected a
Name of Nominee or Director	Age	and Positions with the Company	Director

William H. Armstrong III	41	Chairman of the Board & Chief Executive Officer of the Company since 1998. President since 1996.	1998
Bruce G. Garrison	60	Director — REITs and Real Estate Investments, Salient Trust Company (formerly Pinnacle Trust Company), since 2003, and Vice President from 2000 to 2003.	2002
James C. Leslie	50	Private investor. Chairman of the Board of Ascendant Solutions, Inc. Director, President and Chief Operating Officer of The Staubach Company, a commercial real estate services firm, from 1996 until 2001.	1996
Michael D. Madden	57	Managing Partner of BlackEagle Partners LLC (formerly Centurion Capital Partners LLC) since April 2005. Partner of Questor Management Co., merchant bankers, from March 1999 to April 2005. Chairman of the Board of Hanover Capital L.L.C., investment bankers, since 1995.	1992

Stock Ownership of Directors and Executive Officers
       This table shows the amount of our common stock each of our directors and named executive officers beneficially owned on March 15, 2006. Unless otherwise indicated, all shares shown are held with sole voting and investment power. This table also shows the number of shares of our common stock each of our directors and named executive officers could acquire as of May 14, 2006, upon the exercise of options granted pursuant to our stock incentive plans.

		Number of	Total Number
	Number of Shares	Shares Subject	of Shares
	Not Subject to	to Exercisable	Beneficially	Percent of
Name of Beneficial Owner	Options	Options	Owned	Class

William H. Armstrong III(1)	60,370	385,455	445,825	5.8%
John E. Baker(2)	4,441	76,652	81,093	1.1%
Bruce G. Garrison(3)	103,140	3,750	106,890	1.5%
James C. Leslie	35,500	26,250	61,750	*
Michael D. Madden	—	26,250	26,250	*
All directors and executive officers as a group (6 persons)	203,451	518,357	721,808	9.3%

*	Ownership is less than 1%

(1)	Includes 3,250 shares held in his individual retirement account. Does not include 64,250 restricted stock units.

(2)	Does not include 25,250 restricted stock units.

(3)	Includes 91,140 shares held by an investment company with respect to which Mr. Garrison, as an executive officer, shares voting and investment power, but as to which he disclaims beneficial ownership.
Stock Ownership of Certain Beneficial Owners
       This table shows the beneficial owners of more than 5% of our outstanding common stock based on filings with the SEC. Unless otherwise indicated, all information is presented as of December 31, 2005, and all shares indicated as beneficially owned are held with sole voting and investment power.

	Number of Shares		Percent of
Name and Address of Person	Beneficially Owned		Class

William H. Armstrong III	445,825	(1)	5.8%
98 San Jacinto Boulevard, Suite 220
Austin, Texas 78701
Carl E. Berg	1,405,000	(2)	19.5%
10050 Bandley Drive
Cupertino, California 95014
High Rise Capital Advisors, L.L.C	570,444	(3)	7.9%
535 Madison Avenue, 26th Floor
New York, New York 10022
Ingalls & Snyder LLC
Robert L. Gipson	1,387,446	(4)	19.2%
61 Broadway New York, New York 10006

(1)	Reflects beneficial ownership as of March 15, 2006.

(2)	Based on an amended Schedule 13G filed with the SEC on February 13, 2002.

(3)	Based on an amended Schedule 13G filed with the SEC on February 13, 2006, High Rise Capital Advisors shares voting and investment power over all shares beneficially owned.

(4)	Based on an amended Schedule 13G filed with the SEC on February 10, 2006, Ingalls & Snyder has no voting power but shares investment power with respect to 1,235,446 of these shares, and Robert L. Gipson has sole voting and investment power with respect to 152,000 of these shares and shares investment power with respect to 963,327 of these shares.

Executive Officer Compensation
       This table shows the compensation paid to our chief executive officer and chief financial officer in 2005, 2004 and 2003 (collectively, the named executive officers), the only two executive officers whom we employed in 2005. The named executive officers did not receive any perquisites in 2003, 2004 or 2005 that exceeded the threshold for disclosure under the SEC rules.
Summary Compensation Table

				Long-Term
	Annual Compensation			Compensation Awards

				Restricted	Securities
				Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Options	Compensation(2)

William H. Armstrong III	2005	$280,000	$420,000	$—	—	$32,700
Chairman of the Board,	2004	280,000	263,000	400,375	70,000	33,200
President & Chief	2003	280,000	263,000	147,770	46,000	33,200
Executive Officer
John E. Baker	2005	170,000	255,000	—	—	27,822
Senior Vice President	2004	170,000	136,000	160,150	25,000	27,822
& Chief Financial Officer	2003	170,000	136,000	52,775	15,000	27,822

(1)	No restricted stock units were granted to the named executive officers in 2005. As of December 30, 2005, based on the $23.33 market value per share of our common stock as of such date, (a) Mr. Armstrong held 32,659 restricted stock units, the aggregate value of which was $761,934 and (b) Mr. Baker held 12,386 restricted stock units, the aggregate value of which was $288,965.

(2)	Consists of contributions to defined contribution plans, payments for life insurance policies, and director fees as follows:

		Plan	Life	Director
Name	Date	Contribution	Insurance	Fees

Mr. Armstrong	2005	$28,000	$2,700	$2,000
	2004	28,000	2,700	2,500
	2003	28,000	2,700	2,500
Mr. Baker	2005	25,500	2,322	—
	2004	25,500	2,322	—
	2003	25,500	2,322	—

      This table sets forth the option exercises in 2005 and all outstanding stock options held by each of the named executive officers as of December 31, 2005. No options were granted to the named executive officers in 2005.

Aggregated Option Exercises in 2005 and Options at December 31, 2005

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at	In-the-Money Options at
	Shares		December 31, 2005	December 31, 2005
	Acquired on	Value
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

William H. Armstrong III	25,000	$362,375	374,091/150,228	$5,176,447/$992,649
John E. Baker	10,000	51,220	72,864/ 33,788	977,115/ 336,559

Corporate Personnel Committee Report on Executive Compensation
Compensation Philosophy
      The corporate personnel committee, which is composed of two independent directors, determines the compensation of our executive officers and administers our annual performance incentive and stock incentive plans. The committee met two times during 2005; the committee also met twice in January 2006 in connection with a review of our executive compensation practices. Our committee’s executive compensation philosophy is to:

•	emphasize performance-based compensation that balances rewards for short- and long-term results

•	tie compensation to the interests of the company’s stockholders, and

•	provide a level of total compensation that will enable the company to attract and retain talented executive officers.
      In 2005, we interviewed several compensation consulting firms and selected a firm to perform a comprehensive review of our executive compensation practices, which we previously reviewed in 2001. The compensation consulting firm conducted a comprehensive benchmarking study for our two senior executive officers after identifying two comparative peer groups of companies. Based on the market findings, the consulting firm delivered a report to our committee and provided compensation alternatives and guidance. Following our consideration of the consulting firm’s report and discussions with the firm regarding the appropriate level of compensation for our two senior executive officers, we concluded that the total compensation paid to each of our chief executive officer and our other named executive officer is reasonable and appropriate. During 2006, we will continue to evaluate our executive compensation program, including the mix of annual and long-term compensation. Moreover, we will consider potential modifications to our compensation program if the stockholders do not approve the proposal to adopt a new stock incentive plan.
      In 2005, the compensation consulting firm that we retained also reviewed the competitiveness of our compensation practices for our board of directors and recommended modifications to our director compensation program. Our committee recommended, and our board approved, those recommendations effective April 1, 2006. See “Director Compensation.”
Components of Executive Compensation
      Executive officer compensation for 2005 included base salary and annual incentive awards. We did not grant any long-term incentive awards to our executive officers in 2005, but did award restricted stock units in January 2006.

Base Salaries
      The base salaries of our executive officers have remained at the current levels since 2002. Although we annually evaluate each executive officer’s level of responsibility and conduct annual performance assessments, we have not increased our executive officers’ base salaries in an effort to stay within our target compensation range based on our 2001 review of executive compensation practices. As noted above, we will continue to evaluate our executive compensation program during 2006.

Annual Incentive Awards
      We provided annual cash incentives to our chief executive officer, Mr. Armstrong, and the company’s other officers for 2005 through the company’s performance incentive awards program. We used the same guidelines from 2004 for use in awarding cash incentives for 2005. Under this approach, we determined each officer’s award based on a combination of overall corporate performance and individual performance, with the specific allocation reflecting the primary focus of the officer’s position and the officer’s ability to impact the variables associated with each. Each person selected to participate in the program was assigned a target award based on level of responsibility, which served as a guideline amount. We determined the individual awards to the participants based on our assessment of the performance measures and the relative individual allocations and based on our comprehensive review of our executive compensation practices described above. We concluded that the level of corporate and individual performance achieved in 2005 warranted the payment of a cash bonus to Mr. Armstrong and our other named executive officer in the amounts shown in the Summary Compensation Table.

Equity-Based Awards
      In 2002, we established long-term incentive award guidelines intended to reinforce the relationship between compensation and increases in the market price of the company’s common stock and align the officer’s financial interests with those of the company’s stockholders. Pursuant to this plan, we established target levels based upon the position of each participating officer and granted long-term incentive awards within those levels based upon our assessment of corporate and individual performance. In the past, participating officers received approximately two-thirds of their long-term incentive awards in the form of stock options and approximately one-third in the form of restricted stock units. Due to an insufficient number of shares remaining available for grant under the company’s stock incentive plans, however, we were unable to grant long-term incentive awards to our executive officers using these parameters during 2005. After evaluating the corporate and individual performance of our executive officers in 2005 and the shares available for grant and after considering the overall compensation of our executive officers, we granted 35,000 restricted stock units to our chief executive officer and 14,000 restricted stock units to our other named executive officer in January 2006. The restricted stock units will ratably convert into shares of our common stock over a four-year period on each grant date anniversary.
Section 162(m)
      Section 162(m) limits to $1 million a public company’s annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Our policy is to structure compensation that will be fully deductible where doing so will further the purposes of the company’s executive compensation programs.
Dated: March 22, 2006

James C. Leslie, Chairman	Michael D. Madden
Compensation Committee Interlocks and Insider Participation
       The current members of our corporate personnel committee are Messrs. Leslie and Madden. In 2005, none of our executive officers served as a director or member of the compensation committee of another entity where an executive officer served as our director or on our corporate personnel committee.

Audit Committee Report
       The audit committee is currently composed of three directors, all of whom are independent, as defined in the Nasdaq listing standards. We operate under a written charter approved by our committee and adopted by the board of directors, which is attached to this proxy statement as Annex A. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s continuing development and performance of its system of financial reporting, auditing, internal controls and legal and regulatory compliance, (2) the operation and integrity of the system, (3) performance and qualifications of the company’s external auditors and internal auditors and (4) the independence of the company’s external auditors.
      We review the company’s financial reporting process on behalf of our board. The audit committee’s responsibility is to monitor this process, but the audit committee is not responsible for preparing the company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the company’s independent auditors, respectively.
      During 2005, management completed the documentation, testing and evaluation of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee received periodic updates of this process from management and PricewaterhouseCoopers LLP at each regularly scheduled audit committee meeting. The audit committee also reviewed and discussed with management and PricewaterhouseCoopers LLP management’s report on internal control over financial reporting and PricewaterhouseCoopers LLP’s report on their audit of management’s assessment of the company’s internal control over financial reporting, both of which are included in the company’s annual report on Form 10-K for the year ended December 31, 2005.
Appointment of Independent Auditors; Financial Statement Review
      In March 2005, in accordance with our charter, our committee appointed PricewaterhouseCoopers LLP as the company’s independent auditors for 2005. We have reviewed and discussed the company’s audited financial statements for the year 2005 with management and PricewaterhouseCoopers LLP. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and PricewaterhouseCoopers LLP provided an opinion to the same effect.
      We have received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with PricewaterhouseCoopers LLP their independence from the company and management. We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.
      In addition, we have discussed with PricewaterhouseCoopers LLP the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2005, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. PricewaterhouseCoopers LLP also met with us without management being present to discuss these matters.
      In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year 2005.

Internal Audit
      We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditors. In March 2005, in accordance with our charter, our committee appointed Resources Audit Solutions, LLC as the company’s internal auditors for 2005.
Dated: March 22, 2006

Michael D. Madden, Chairman	Bruce G. Garrison	James C. Leslie
Independent Auditors
Fees and Related Disclosures for Accounting Services
      The following table discloses the fees that PricewaterhouseCoopers LLP billed the company for professional services rendered in each of the last two fiscal years:

	2005	2004

Audit Fees	$339,033	$151,167
Audit-Related Fees(1)	—	30,000
Tax Fees(2)	25,600	40,600
All Other Fees	—	—

(1)	In 2004, amount relates to consultations regarding accounting and financial reporting standards.

(2)	Relates to services rendered for tax consulting and compliance services.

      The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of the independent auditors.
Pre-Approval Policies and Procedures
      The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the independent auditors. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $15,000 may be pre-approved by the Chairperson of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the Chairperson during any fiscal quarter does not exceed $30,000.
      At each regularly-scheduled audit committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the Chairperson since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by the independent auditors. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the audit committee, and none of those services required use of the de minimus exception to pre-approval contained in the SEC’s rules.
Selection and Ratification of the Independent Auditors
       In March 2006, our audit committee appointed PricewaterhouseCoopers LLP as our independent auditors for 2006. Our audit committee and board of directors seek stockholder ratification of the audit committee’s appointment of PricewaterhouseCoopers LLP to act as the independent auditors of our and our subsidiaries’ financial statements for the year 2006. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, our audit committee will reconsider this appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.
Performance Graph
       The following graph compares the change in the cumulative total stockholder return on our common stock with the cumulative total return of the Hemscott (formerly CoreData) Real Estate Development Group and the S&P 500 Stock Index from 2001 through 2005. This comparison assumes $100 invested on December 31, 2000, in (a) our common stock, (b) the Hemscott (formerly CoreData) Real Estate Development Group, and (c) the S&P 500 Stock Index.
Comparison of Cumulative Total Return*
Stratus Properties Inc., Hemscott (formerly CoreData) Real Estate
Development Group and S&P 500 Stock Index

	December 31,

	2000	2001	2002	2003	2004	2005

Stratus Properties Inc.	$100.00	$85.00	$92.00	$100.50	$160.30	$233.30
Hemscott (formerly CoreData) Real Estate Development Group	100.00	115.07	79.98	133.49	232.61	245.16
S&P 500 Stock Index	100.00	88.12	68.64	88.33	97.94	102.75

*	Total Return Assumes Reinvestment of Dividends
Section 16(a) Beneficial Ownership Reporting Compliance
       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3, 4 and 5 filed during 2005, and written representations from certain reporting persons that no Forms 5 were required, we reasonably believe, with the exception noted below, that all required reports were timely filed. A Form 4 for Mr. Armstrong to report his purchase of stock in May 2000 was inadvertently filed late on February 24, 2006.
Proposal to Adopt the 2006 Stock Incentive Plan
       Our board of directors unanimously proposes that our stockholders approve the 2006 Stock Incentive Plan, which is summarized below and attached as Annex B to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex B carefully before you decide how to vote.
Reasons for the Proposal
      We believe that our growth depends significantly upon the efforts of our officers, employees and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. Currently, there are less than 13,000 shares of our common stock available for grant to our key personnel under our stock incentive plans. So that we may continue to motivate and reward our key personnel with stock-based awards at an appropriate level, our board believes it is important that we establish a new equity-based plan at this time.
Summary of the 2006 Stock Incentive Plan

Administration
      Awards under the 2006 Stock Incentive Plan will be made by the corporate personnel committee of our board of directors, which is currently made up of two independent members of our board. The corporate personnel committee has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the plan.

Eligible Participants
      The following persons are eligible to participate in the 2006 Stock Incentive Plan:

•	our officers (including non-employee officers and officers who are also directors) and employees;

•	officers and employees of existing or future subsidiaries;

•	officers and employees of any entity with which we have contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

•	consultants and advisers who provide services to us or a subsidiary; and

•	any person who has agreed in writing to become an eligible participant within 30 days.
      A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations. It is anticipated that the corporate personnel committee’s determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success. While all employees, consultants and executive, management and legal service providers will be eligible for awards under this plan, we anticipate that awards will be granted to approximately six persons, consisting of three officers and three employees of our company.

Number of Shares
      The maximum number of shares of our common stock with respect to which awards may be granted under the 2006 Stock Incentive Plan is 350,000, or as of the record date, 4.8% of our outstanding common stock and 4.3% of our fully diluted outstanding common stock (assuming the exercise of all outstanding options and vesting of all outstanding restricted stock units).
      Awards that may be paid only in cash will not be counted against this share limit. Moreover, no individual may receive in any year awards under this plan, whether payable in cash or shares, that relate to more than 125,000 shares of our common stock.
      Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 350,000 shares. The number of shares with respect to which awards of restricted stock, restricted stock units and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 150,000 shares, of which only 15,000 may be issued without compliance with certain minimum vesting requirements. The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.
      On March 24, 2006, the closing price of a share of our common stock on Nasdaq was $24.20.

Types of Awards
      Stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards may be granted under the 2006 Stock Incentive Plan in the discretion of the corporate personnel committee. Options granted under this plan may be either non-qualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award if permitted by Section 409A of the Internal Revenue Code.
      The corporate personnel committee has discretion to fix the exercise or grant price of stock options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right granted in conjunction with an outstanding award if permitted by Section 409A of the Internal Revenue Code). This limitation on the corporate personnel committee’s discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The corporate personnel committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding 10 years. This plan prohibits the reduction in the exercise price of stock options without stockholder approval, except for certain adjustments described below.
      The option exercise price may be paid:

•	in cash or cash equivalent;

•	in shares of our common stock;

•	through a “cashless” exercise arrangement with a broker approved in advance by the company;

•	if approved by the corporate personnel committee, through a “net exercise,” whereby shares of common stock equal in value to the aggregate exercise price or less are withheld from the issuance; or

•	in any other manner authorized by the corporate personnel committee.
      Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The corporate personnel committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.
      The corporate personnel committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the corporate personnel committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. With limited exceptions, a restricted period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.
      The corporate personnel committee may also grant participants awards of restricted stock units, as well as awards of our common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The corporate personnel committee has discretion to determine the participants to whom restricted stock units or Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. With limited exceptions, a vesting period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting is subject to the attainment of performance goals, the vesting period may be one year or more with incremental vesting permitted. The terms of the restricted stock units and the Other Stock-Based Awards will be subject to the rules and regulations that the corporate personnel committee determines.
      Any award under the 2006 Stock Incentive Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents, all as the corporate personnel committee determines.

Performance-Based Compensation under Section 162(m)
      Stock options and stock appreciation rights, if granted in accordance with the terms of the 2006 Stock Incentive Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock, restricted stock units and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The corporate personnel committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The corporate personnel committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities, increase in cash flow, or increase in revenues, of the company, a division of the company or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the corporate personnel committee, relative to internal goals, or relative to levels attained in prior years. If an award of restricted stock, restricted stock units or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.
      If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the corporate personnel committee may provide that all or a portion of the restricted stock, restricted stock units and Other Stock-Based Awards will automatically vest.
      The corporate personnel committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the 2006 Stock Incentive Plan.

Adjustments
      If the corporate personnel committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the 2006 Stock Incentive Plan, then the corporate personnel committee has discretion to:

•	make equitable adjustments in

•	the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, and

•	the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

•	if appropriate, provide for the payment of cash to a participant.
      The corporate personnel committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

Amendment or Termination
      The 2006 Stock Incentive Plan may be amended or terminated at any time by the board of directors, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under the plan;

•	increase the number of shares of our common stock that may be issued under the plan;

•	materially expand the classes of persons eligible to participate in the plan;

•	expand the types of awards available under the plan;

•	materially extend the term of the plan;

•	materially change the method of determining the exercise price of options or the grant price of stock appreciation rights; or

•	permit a reduction in the exercise price of options.
      Unless terminated sooner, no awards will be made under the 2006 Stock Incentive Plan after May 9, 2016.
Federal Income Tax Consequences of Stock Options
      The grant of non-qualified or incentive stock options will not generally result in tax consequences to our company or to the optionee. When an optionee exercises a non-qualified option, the difference between the exercise price and any higher fair market value of our common stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m), will generally be allowed as a deduction at that time for federal income tax purposes to his or her employer.
      Any gain or loss realized by an optionee on disposition of our common stock acquired upon exercise of a non-qualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee’s basis in our common stock for determining gain or loss on the disposition will be the fair market value of our common stock determined generally at the time of exercise.
      When an optionee exercises an incentive stock option while employed by us or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of our common stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax. If our common stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such common stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if our common stock is disposed of prior to the expiration of such periods (a Disqualifying Disposition), the excess of the fair market value of such common stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.
      If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to an equal number of shares received in replacement. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.
      Section 162(m) may limit the deductibility of an executive’s compensation in excess of $1,000,000 per year. However, we believe that taxable compensation arising in connection with stock options granted under the 2006 Stock Incentive Plan should be fully deductible by the employer for purposes of Section 162(m).
      The acceleration of the exercisability of stock options upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that the payments, when aggregated with other payments subject to Section 280G, exceed certain limitations. Excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.
      If permitted by the corporate personnel committee, at any time that a participant is required to pay to us the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of our common stock under the 2006 Stock Incentive Plan, the participant may deliver shares of our common stock or elect to have us withhold from the shares that the participant would otherwise receive shares of our common stock, having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

      This discussion summarizes the federal income tax consequences of the stock options that may be granted under the 2006 Stock Incentive Plan based on current provisions of the Internal Revenue Code, which are subject to change. This discussion also assumes that the stock options will not be deemed deferred compensation under Section 409A of the Internal Revenue Code. This summary does not cover any foreign, state or local tax consequences of the stock options.
Equity Compensation Plan Information
      The following table presents information as of December 31, 2005, regarding our compensation plans under which common stock may be issued to employees and non-employees as compensation. In addition to the 2006 Stock Incentive Plan, which is subject to approval of the stockholders at the meeting, we currently have four additional equity plans with currently outstanding awards: the Stock Option Plan, the 1998 Stock Option Plan, the 2002 Stock Incentive Plan, and the 1996 Stock Option Plan for Non-Employee Directors.

Number of securities
remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of outstanding	outstanding	plans (excluding
	options, warrants and	options, warrants	securities reflected in
	rights	and rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	883,381 (1)	$10.11	98,763 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	883,381 (1)	$10.11	98,763 (2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon the vesting of 45,045 restricted stock units. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	As of December 31, 2005, there were 17,263 shares remaining available for future issuance under the 1998 Stock Option Plan, all of which could be issued under the terms of the plan (a) upon the exercise of options or stock appreciation rights, or (b) in the form of “other stock-based” awards, which awards are valued in whole or in part on the value of the shares of common stock. In addition, there were 41,500 shares remaining available for future issuance under the 2002 Stock Incentive Plan, all of which could be issued under the respective terms of the plans (a) upon the exercise of options or stock appreciation rights, or (b) in the form of restricted stock or “other stock-based” awards. Finally, there were also 40,000 shares remaining available for future issuance to our non-employee directors under the 1996 Stock Option Plan for Non-Employee Directors.

      On January 16, 2006, the corporate personnel committee granted 49,000 restricted stock units from our current plans. Thus, as of the date of this proxy statement, there are only 52,901 shares remaining available for future issuance under our equity compensation plans, of which only 12,901 are available for grants to officers, employees and key personnel.
Awards to Be Granted
      The grant of awards under the 2006 Stock Incentive Plan is entirely in the discretion of the corporate personnel committee. The corporate personnel committee has not yet made a determination as to the awards to be granted under the 2006 Stock Incentive Plan if it is approved by our stockholders at the meeting.

Vote Required for Approval of the 2006 Stock Incentive Plan
      Approval of the 2006 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting. Our board of directors unanimously recommends a vote FOR this proposal.
Stockholder Proposal
       A stockholder has advised the company of his intention to present a proposal at the meeting. In accordance with applicable proxy regulations, the proposal and supporting statement is set forth below. Approval of this proposal would require the affirmative vote of a majority of the shares of our common stock present in person or by proxy.
      Upon request, we will provide the name and address of the proponent of this proposal and the number of shares of our common stock that the proponent holds. Requests may be sent to the Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701.

Stockholder Proposal
“RESOLVED: That the stockholders of Stratus Properties, Inc., assembled in annual meeting in person or by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent elections shall also be on an annual basis.”
REASONS
It is this proponent’s belief that classification of the Board of Directors is not in the best interest of Stratus Properties, Inc. and its shareholders. This proponent also believes that it makes a Board less accountable to shareholders when all directors do not stand for election each year; the piecemeal election insulating directors and senior management from the impact of poor performance.
The Council of Institutional Investors ‘Council Policies’ state at:
www.cii.org/dcwascii/web.nsf/doc/policies i.cm
The Board of Directors
“All directors should be elected annually (no classified boards).”
Arthur Levitt, former chairman of the SEC has said: “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”
“Take on the Street”                                                  by Arthur Levitt
Governance experts say that if all the proposals in 2005 to end tiered-term boards pass, the year could end with fewer than half of the S&P 500 companies still having a classified board of directors.
The Wall Street Journal                                                  June 8, 2005
THE CURRENT TREND IS AWAY FROM STAGGERED BOARDS
It is the strong belief of this proponent that classified boards are rapidly becoming a thing of the past as more companies demonstrate a greater commitment to the principles of corporate democracy, adhering to policies that maximize accountability to shareholders.
In fact, a large number of publicly traded companies, including ChevronTexaco, FirstEnergy, American International Group, Halliburton, TXU, ConEdison, CSX Corp., Motorola, General Motors, Nicor, Inc., ExxonMobil, ADM, J.P. Morgan, Chase & Co., Xerox, Bristol-Meyers Squibb, Advanced Micro Devices, Ford Motor Co., Bank of America, Altria Group, Freeport-McMoRan Copper & Gold, McMoRan

Exploration Co., American Express, Johnson & Johnson, Tyson Foods, Hewlett-Packard, Co., AT&T, Southern Co., Weingarten Realty, Schlumberger, Home Depot, Wells Fargo, Citicorp, Walt Disney Co., IBM, General Electric, Microsoft, Intel and Dell, to name just a few, elect all directors annually as cited in each company’s respective proxy statement for 2005.
      Why should Stratus Properties, Inc. shareholders continue the piecemeal approach of waiting three years to complete their evaluation of the entire Board?
REGISTER YOUR VIEWS ON THE TOTAL BOARD’S PERFORMANCE EACH YEAR.
Protect your investment through better corporate governance and board accountability. Vote YES to evaluate director performance each year.
PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL.
Beware! At Stratus Properties, abstentions will have the same effect as a vote against this proposal.
Board of Directors’ Statement in Opposition to Stockholder Proposal
       Our company has a classified board of directors, whose members are divided into three classes serving staggered three-year terms, with one class being elected each year. We believe that a classified board is more advantageous to the company and its shareholders than a board that would be elected annually for the following reasons:

•	Protection Against Unfair and Abusive Takeover Tactics. A classified board reduces the vulnerability of the company to potentially unfair and abusive takeover tactics and encourages potential acquirers to negotiate with our board. A classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, it allows the incumbent board to maximize the value of a potential acquisition by giving the company time and bargaining power to evaluate and negotiate the adequacy and fairness of any takeover proposal and to consider alternatives, including the continued operation of the company’s business.

•	Stability and Continuity. A classified board provides for continuity and stability and enhances the board’s ability to implement the company’s long-term strategy and to focus on long-term performance. Each current member of the board brings valuable knowledge and experience to the company and a classified board ensures that a majority of directors at any given time will have prior experience as directors of the company and will be familiar with our business strategies and operations.

•	Accountability to Shareholders. Directors elected to three-year terms are just as accountable to shareholders as directors elected on an annual basis. All directors are required to uphold their fiduciary duties to shareholders, regardless of how often they stand for election. In addition, there is little evidence to indicate that electing directors to either annual or staggered terms directly influences stock performance.

•	Corporate Governance. The board of directors is committed to corporate governance practices that will benefit the company’s shareholders and regularly examines those practices in light of the changing environment. Numerous well-respected U.S. companies have classified boards.
      Shareholders should be aware that approval of the proposal would not declassify the board. To declassify the board, the board must propose to the stockholders an amendment to the relevant section of the certificate of incorporation, following which 85% of the total outstanding shares of common stock must approve the proposed amendment. Accordingly, our board of directors unanimously recommends a vote AGAINST the adoption of this proposal.

Annex A
STRATUS PROPERTIES INC.

Charter of the Audit Committee
of the Board of Directors

March 23, 2005

I.	Scope of Responsibility of Audit Committee.
      A. General.
      The Audit Committee’s primary function is to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by monitoring (1) the Company’s continuing development and performance of its system of financial reporting, auditing, internal controls and legal and regulatory compliance, (2) the operation and integrity of the system, (3) performance and qualifications of the Company’s external and internal auditors and (4) the independence of the Company’s external auditors. In addition, the Audit Committee will prepare the report required by the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
      B. Relationship to Other Groups.

1. Allocation of Responsibilities. The Company’s management is principally responsible for developing and consistently applying the Company’s accounting principles and practices, preparing the Company’s financial statements and maintaining an appropriate system of internal controls. The Company’s external auditors are responsible for auditing the Company’s financial statements to obtain reasonable assurance that the financial statements are free from material misstatement. In this regard, the external auditors must develop an overall understanding of the Company’s accounting principles and practices and internal controls to the extent necessary to support their report on the Company’s financial statements. The internal auditors are responsible for objectively assessing management’s accounting processes and internal controls and the extent of compliance therewith. The Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process.

2. Accountability of the Auditors. The external and internal auditors will be advised that they are ultimately accountable to the Audit Committee.

3. Accountability of the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate the performance of, and, if necessary, replace the external and internal auditors.

4. Communication. The Audit Committee will strive to maintain an open and free avenue of communication among management, the external auditors, the internal auditors, the Audit Committee and the Board of Directors, and will make regular reports to the Board of Directors concerning the activities and recommendations of the Audit Committee.

II.	Composition of Audit Committee.
      The Audit Committee will be comprised of three or more directors appointed by the Board of Directors, each of whom will meet the standards of independence, experience and any other qualifications required from time to time by Nasdaq (or, if the Company’s common stock is listed or traded on some other exchange or trading system, the standards of independence and any other qualifications required by the other exchange or system), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall qualify as a “financial expert” (as defined by the Commission), as determined by the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

III.	Meetings of Audit Committee.
      The Audit Committee will meet at least quarterly, or more frequently if the Audit Committee determines it to be necessary. The Audit Committee will meet periodically in executive sessions with the internal auditors and the external auditors, and will request that the external and internal auditors bring any matters they deem to be pertinent to the attention of the Audit Committee in such sessions. To foster open communications, the Audit Committee may invite other directors or representatives of management, the external auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet at any time in executive session. The Audit Committee will maintain written minutes of all its meetings, which will be available to every member of the Board of Directors.

IV.	Powers of Audit Committee.
      A. Activities and Powers Relating to the External and Internal Audits.

1. Planning the External and Internal Audits. In connection with its oversight functions, the Audit Committee will monitor the planning of both the external audit of the Company’s financial statements and the internal audit process, including taking the following actions:

a. select, retain and approve the external auditors and preapprove all audit services, audit-related services and other services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the external auditors, subject to the de minimus exceptions for services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit;

b. select, retain and approve the internal auditors and preapprove all services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the internal auditors;

c. discuss with the external and internal auditors the nature and amount of fees relating to services performed for the Company and, with respect to the external auditors, confirm that such services do not impair their independence under applicable professional standards and regulatory requirements;

d. as required, form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of permitted services, provided that decisions of such subcommittee to grant preapprovals will be presented to the full Audit Committee at its next scheduled meeting;

e. ensure the rotation of all audit partners (as defined by the Commission) of the external auditors having primary responsibility for the audit and the reviewing audit partner of the external auditors as required by law;

f. discuss with the external and internal auditors the scope and comprehensiveness of their respective audit plans prior to their respective audits; and

g. discuss with the external and internal auditors the results of their processes to assess risk in the context of their respective audit engagements, including all pertinent issues or concerns regarding their client relationship with the Company raised in their internal client retention assessment or similar process.

2. Review of the External Audit. The Audit Committee will review the results of the annual external audit with the external auditors and will:

a. obtain and review timely reports by the external auditors describing:

i. all critical accounting policies and practices to be used;

ii. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; and

iii. other material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences;

b. obtain and review timely reports by the external auditors describing:

i. the external auditors’ internal quality-control procedures;

ii. any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues; and

iii. all significant relationships between the external auditors and the Company, including those described in written statements of the external auditors furnished under Independence Standards Board Standard No. 1;

c. discuss the Company’s annual audited financial statements, quarterly financial statements and related footnotes with the external auditors and management, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

d. review other sections of the Company’s annual report or Form 10-K that pertain principally to financial matters;

e. discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

f. review and discuss with management and the external auditors any significant policies relating to risk assessment and risk management, and the steps management has taken to monitor, control and minimize the Company’s major financial risk exposures, if any;

g. review with the external auditors any audit problems or difficulties with management’s response, including: (1) any restrictions on the scope of activities or access to requested information and (2) any recommendations made by the external auditors as a result of the audit;

h. review the accounting implications of significant new transactions;

i. review and discuss with management and the external auditors any significant changes required in the external auditors’ audit plan for future years; and

j. review the extent to which the Company has implemented changes and improvements in financial and accounting practices or internal controls that the external auditors previously recommended or the Audit Committee previously approved, and any special audit steps taken in light of material control deficiencies.

3. Review of Internal Audit. The Audit Committee will review the results of the internal audit process with the internal auditors, including the following matters:

a. significant audit findings;

b. the integrity and adequacy of the Company’s management reporting processes, internal controls and corporate compliance procedures;

c. review with the internal auditors any audit problems or difficulties with management’s response;

d. significant changes required in the internal auditors’ audit plan for future years; and

e. the extent to which the Company has implemented changes and improvements in management reporting practices or internal controls that the internal auditors previously recommended or the Audit Committee previously approved.

4. Post-Audit Review Activities. In connection with or following the completion of its review of the external and internal audits, the Audit Committee or its Chairman may in their discretion meet with the external auditors, internal auditors or management to discuss any changes required in the audit plans for future periods and any other appropriate matters regarding the audit process.

5. Funding. The Audit Committee will determine the appropriate funding needed by the Audit Committee for payment of:

a. compensation to the external auditor;

b. compensation to any legal, accounting or other consultants employed by the Audit Committee as necessary to advise the Audit Committee; and

c. ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
      B. Other Powers.
      To the extent the Audit Committee deems necessary or appropriate, it will also:

1. retain and consult periodically with legal, accounting or other consultants as necessary to advise the Audit Committee;

2. establish and periodically review procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

3. establish clear hiring policies for employees or former employees of current or former external auditors;

4. review with management and the external auditors the effect of regulatory and accounting changes on the financial statements during the prior year, including material off-balance sheet transactions, complex or unusual transactions and highly judgmental areas, recent professional and regulatory pronouncements, and in instances where alternative accounting treatments are permitted, reasons for the accounting treatment selected;

5. discuss with the external auditors the nature of disagreements among audit engagement personnel, between audit engagement personnel and the independent reviewing partner and/or any other audit firm personnel consulted regarding appropriate accounting and disclosure for significant events or transactions;

6. request management or the external auditors to provide analyses or reports regarding (1) any “second opinion” sought by management from an audit firm other than the Company’s external auditors, or (2) any other information that the Audit Committee deems necessary to perform its oversight functions;

7. discuss with the external auditors their views regarding the clarity of the Company’s financial disclosures, the quality of the Company’s accounting principles as applied, the underlying estimates and other significant judgments that management made in preparing the financial statements, the compatibility of the Company’s principles and judgments with prevailing practices and standards and, to the extent permitted by their professional standards, their assessment of the overall degree of quality of the Company’s reported financial results based on the results of their audits;

8. discuss with the external auditors the nature and amount of all adjustments resulting from their audit, whether recorded by the Company or not, and discuss with management the reasons why any unrecorded adjustments were not included in results for the period;

9. conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities, as the Audit Committee determines to be necessary or appropriate to enable it to carry out its duties;

10. review periodically the effectiveness and adequacy of the Company’s corporate compliance procedures, including the Company’s ethics and business conduct policy, and consider and recommend to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable;

11. review periodically with the Company’s legal counsel pending and threatened litigation, inquiries received from governmental agencies, or any other legal matters that may have a material impact on the Company’s financial statements, internal controls, or corporate compliance procedures;

12. review the integrity and adequacy of, and if necessary, recommend changes and improvements in, the Company’s disclosure policies, as well as in the internal controls of the Company; communicate recommended changes and improvements to management and the Board of Directors; and take appropriate steps to assure that recommended changes and improvements are implemented;

13. undertake any special projects assigned by the Board of Directors;

14. issue any reports or perform any other duties required by (a) the Company’s certificate of incorporation or by-laws, (b) applicable law or (c) rules or regulations of the Securities and Exchange Commission, Nasdaq or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee; and

15. consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

V.	Review of Charter.
      The Audit Committee will review this Charter annually, and may consider, adopt and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditors.
Approved by the Audit Committee on March 23, 2005.
Approved by the Board of Directors on March 23, 2005.

Annex B
STRATUS PROPERTIES INC.
2006 STOCK INCENTIVE PLAN
SECTION 1
      Purpose. The purpose of the Stratus Properties Inc. 2006 Stock Incentive Plan (the “Plan”) is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company’s success.
SECTION 2
      Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which may, but need not, be required to be executed, acknowledged or accepted by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.

“Common Stock” shall mean shares of common stock, par value $0.01 per share, of the Company.

“Company” shall mean Stratus Properties Inc.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person’s first Award under the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 162(m)” shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.
SECTION 3
      (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.
      (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; provided, however, that the per share exercise price of any Option granted under this Section 3(b) shall be equal to the fair market value of the underlying Shares on the date of grant.
SECTION 4
      Eligibility. Any Eligible Individual shall be eligible to be granted an Award.
SECTION 5
      (a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 350,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 350,000 Shares.

(C) Subject to the other provisions of this Section 5(a):

1) the maximum number of Shares with respect to which Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 150,000 Shares; and

2) up to 15,000 Shares may be issued pursuant to Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares without compliance with the minimum vesting periods set forth in Sections 8(b), 9(b), and 10(b), respectively. If (x) Restricted Stock, Restricted Stock Units or an Other Stock-Based Award is granted with a minimum vesting period of at least three years or a minimum vesting period of at least one year, subject to the attainment of specific performance goals, and (y) the vesting of such Award is accelerated in accordance with Section 12(a) hereof as a result of the Participant’s death, retirement or other termination of employment or cessation of consulting or advisory services to the Company, or a change in control of the Company, such Shares shall not count against the 15,000 limitation described herein.

(D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates shall be counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 125,000 Shares.

(iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.
      (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
      (c) Performance Goals for Section 162(m) Awards. The Committee shall determine at the time of grant if the grant of Restricted Stock, Restricted Stock Units or Other Stock-Based Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Restricted Stock, Restricted Stock Units or Other Stock-Based Awards shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities, increase in cash flow, or increase in revenues of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required under Section 162(m).
SECTION 6
      (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.
      (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.
      (c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, subject to any holding periods established by the Committee; (iii) through a “cashless” exercise arrangement with a broker approved in advance by the Committee; (iv) if approved by the Committee, through a “net exercise” procedure whereby shares of Common Stock equal in value to the aggregate exercise price or less are withheld from the shares issued upon exercise; or (v) in such other manner as may be authorized from time to time by the Committee. In the event shares of Common Stock are delivered or withheld pursuant to (ii) or (iv) above, as applicable, the shares shall be valued at the fair market value (valued in accordance with procedures established by the Committee) on the effective date of the exercise. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.
SECTION 7
      (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award if permitted by Section 409A.
      (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. The Committee shall determine at the time of grant of a Stock Appreciation Right whether it shall be settled in cash, Shares or a combination of cash and Shares.
SECTION 8
      (a) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except for Restricted Stock that vests based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Stratus Properties Inc. 2006 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by Stratus Properties Inc. Copies of the Plan and the notice of grant are on file at the principal office of Stratus Properties Inc.
      (d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.
      (e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.
      (f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.
      (g) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

SECTION 9
      (a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of Restricted Stock Units and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock Units is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock Units may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) The Vesting Period. At the time that an Award of Restricted Stock Units is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest (the “Vesting Period”). Each Award of Restricted Stock may have a different Vesting Period. Except for Restricted Stock Units that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Vesting Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a Vesting Period of at least one year with incremental vesting is permitted. The expiration of the Vesting Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions that may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.
SECTION 10
      (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) Limitations. Except for Other Stock-Based Awards that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.
SECTION 11
      (a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (a) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (b) materially increase the benefits accruing to Participants under the Plan, (c) materially expand the classes of persons eligible to participate in the Plan, (d) expand the types of Awards available for grant under the Plan, (e) materially extend the term of the Plan, (f) materially change the method of determining the exercise price of Options or the grant price of Stock Appreciation Rights, or (g) amend Section 11(c) to permit a reduction in the exercise price of Options; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.
      (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
      (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options granted under the Plan or (ii) permit an outstanding Option with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.
SECTION 12
      (a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.
      (b) Withholding. (i) A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(iii) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

      (c) Transferability. No Awards granted hereunder may be sold, transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).
      (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
      (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.
      (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

      (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
      (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
      (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
      (k) Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A to the extent applicable.
      (l) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.
      (m) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 13
      Term of the Plan. Subject to Section 11(a), no Awards may be granted under the Plan later than May 9, 2016, which is ten years after the date the Plan was approved by the Company’s stockholders; provided, however, that Awards granted prior to such date shall remain in effect until all such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

STRATUS PROPERTIES INC.
Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders, May 9, 2006
     The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Stratus Properties Inc. at the Annual Meeting of Stockholders to be held on Tuesday, May 9, 2006, at 9:30 a.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.
     If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

(continued on reverse side)

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example	☒
The Board of Directors recommends a vote FOR:

		FOR	WITHHOLD				FOR	AGAINST	ABSTAIN
Item 1 –	Election of the nominees for director.	☐	☐		Item 3 –	Approval of the proposed 2006 Stock Incentive Plan.	☐	☐	☐

	Bruce G. Garrison James C. Leslie				Your Board of Directors recommends a vote AGAINST Item 4 below.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
Item 2 –	Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐	Item 4 –	Stockholder proposal regarding the declassification of the Board of Directors.	☐	☐	☐

Signature(s)	Dated:	, 2006

You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors’ recommendation. If your votes are not specified, this proxy will be voted FOR Items 1, 2, and 3 and AGAINST Item 4.

▲ FOLD AND DETACH HERE ▲